UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2014, Christine Marchand, the Chief Financial Officer of Golden Grain Energy, LLC (the "Company"), was appointed as the interim Chief Executive Officer of the Company, effective May 16, 2014. The effective date of Ms. Marchand's appointment coincides with the resignation of the Company's former Chief Executive Officer, as previously announced by the Company on May 13, 2014. Ms. Marchand will serve as the Company's Chief Financial Officer and interim Chief Executive Officer at the pleasure of the Company's board of directors until her earlier resignation or removal from office.

Ms. Marchand is 36 years old. In November 2005, the Company's board of directors appointed Christine Marchand to serve as interim Chief Financial Officer of the Company until she was appointed permanent Chief Financial Officer in February 2006. Prior to her employment with the Company, Ms. Marchand was the controller at Kiefer Built, LLC and was an accountant for a public accounting company. Ms. Marchand holds an inactive certified public accountant certificate. Ms. Marchand sits on the board of directors of Homeland Energy Solutions, LLC, a publicly reporting company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: May 23, 2014	/s/ Christine Marchand
Christine Marchand
Interim Chief Executive Officer
(Principal Executive Officer)
Chief Financial Officer
(Principal Financial Officer)